UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): October 31, 2016
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InterDigital, Inc.
(Exact name of registrant as specified in charter)

Pennsylvania	1-33579	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, DE	19809
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 302-281-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Election of New Director.

On October 31, 2016, the Board of Directors (the “Board”) of InterDigital, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed John D. ("Jay") Markley, Jr., Managing Partner and Co-Founder of New Amsterdam Growth Capital, a growth equity firm, as a new director effective November 3, 2016. Mr. Markley's Board committee assignments have not yet been determined. A copy of the Company’s press release announcing the appointment of Mr. Markley is attached hereto as Exhibit 99.1.

Mr. Markley will be compensated in accordance with the Company’s compensation program for non-management directors, as described in Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the Securities and Exchange Commission on August 2, 2016. Accordingly, on November 3, 2016, he received an initial election award of 1,945 restricted stock units, which vests in full on the first anniversary of the grant date, and a prorated award of 1,162 restricted stock units, which vests in full on June 8, 2017, for his partial service during the 2016-2017 Board term.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

99.1	InterDigital, Inc. press release dated November 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Jannie K. Lau
Jannie K. Lau
Executive Vice President,
General Counsel and Secretary

Dated: November 4, 2016

EXHIBIT INDEX

Exhibit No.                Description

99.1    InterDigital, Inc. press release dated November 3, 2016.